Exhibit 10.17

Schedule of Executive Officer and Director Compensation for 2006

Set forth below is a description of the compensation that MathStar, Inc. determined to pay its executive officers (defined in Item 402(a)(3) of Regulation S-K) in their current positions for the year ending December 31, 2006.

Name	2006 Base Salary	Potential Bonus 2006 Stock Option Awards (1)(2)
Douglas M. Pihl,
President and Chief Executive Officer	$246,000	—
Ronald K. Bell,
Chief Technology Officer	$240,000	—
Daniel J. Sweeney,
Chief Operating Officer	$180,000	$90,000
Glen Wiley,
Vice President, Sales(3)	$146,400	$130,000
James W. Cruckshank,
Chief Financial Officer and
Vice President, Administration	$175,000	$87,500
Sean P. Riley,
Vice President, Marketing	$170,000	$65,000
Timothy A. Teckman,
Vice President, Engineering	$150,000	$60,000
Bryon K. Bequette,
General Counsel	$30,000	—

(1)                    Reflects the maximum potential bonus the named officer could earn under this bonus plan adopted by the Compensation Committee.

(2)                    For 2006, Mr. Wiley’s bonus is based on the achievement of certain design wins and revenue goals.

(3)                     Pro rated from January 9, 2006.

Schedule of Director Compensation for 2006

Set forth below is a description of the compensation that MathStar, Inc. determined to pay to its directors for the year ending December 31, 2006.

Cash Compensation

Retainer:	$1,500 per quarter
Board Meeting Fee	$750 per meeting
Audit Committee:	$1,000 per meeting for chairman, $750 meeting for other members
Other Committees:	$750 per meeting for chairman, $500 per meeting for other members

Equity Compensation to Non-Employee Directors

Initial Option Grant:

To new non-employee directors, ten-year option to purchase 25,000 shares, vesting over three years on the first, second and third anniversary dates of the date of grant if the director is then a director of MathStar, at an exercise price equal to the exercise price of the common stock on the date of grant.

Annual Grant:

Upon the re-election of each non-employee director to the board, ten-year option to purchase 5,000 shares, vesting one year after grant if the director is then a director of MathStar, at an exercise price equal to the exercise price of the common stock on the date of grant.